Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Commission File Number 333-104445) pertaining to Renasant Bank 401(k) Plan of our report dated June 27, 2007 relating to the financial statements and schedules of Renasant Bank 401(k) Plan for the plan years ending December 31, 2006 and 2005 included in this Annual Report on Form 11-K.

/s/ T.E. Lott & Company

Columbus, Mississippi

June 27, 2007